     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2006
================================================================================

                            UNITED STATES OF AMERICA
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                MICROISLET, INC.
             (Exact name of Registrant as specified in its charter)

                   NEVADA                                     88-0408274
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                    Identification No.)

     6370 NANCY RIDGE DRIVE, SUITE 112
           SAN DIEGO, CALIFORNIA                                92121
  (Address of Principal Executive Offices)                    (Zip Code)

                             ----------------------

                           2005 EQUITY INCENTIVE PLAN
                   AMENDED AND RESTATED 2000 STOCK OPTION PLAN
                              SPECIAL STOCK OPTIONS
                            (Full Title of the Plan)

                             ----------------------

                         JAMES R. GAVIN III, M.D., PH.D
                  INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                MICROISLET, INC.
                        6370 NANCY RIDGE DRIVE, SUITE 112
                               SAN DIEGO, CA 92121
                     (Name and Address of Agent For Service)

                                 (858) 657-0287
         (Telephone Number, Including Area Code, for Agent For Service)

                                    COPY TO:
                              JOHN D. TISHLER, ESQ.
                           ROBERT L. WERNLI JR., ESQ.
                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                        12544 HIGH BLUFF DRIVE, SUITE 300
                               SAN DIEGO, CA 92130

                             ----------------------

                                                 CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
             TO BE REGISTERED                 REGISTERED(1)            SHARE                 PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share     4,662,245 shares(2)    $1.93(3)              $8,998,132.85(3)      $962.80
------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.001 per share     2,928,000 shares(4)    $0.80 - $2.95(4)      $5,866,170(4)         $627.68
==============================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) 1,511,000 of these shares are currently reserved under the MicroIslet, Inc. 2005 Equity Incentive Plan, which we refer to as the 2005 Plan, which are not currently subject to outstanding stock awards. The remaining 3,151,245 of these shares will be available only to the extent existing options granted under the MicroIslet, Inc. Amended and Restated 2000 Stock Option Plan, which we refer to as the 2000 Plan, are forfeited or expire unexercised.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act based upon the average of the high and low prices per share of our common stock, as reported on the American Stock Exchange on April 21, 2006.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act based upon the respective exercise price per share for shares subject to outstanding stock options granted (1) under the 2005 Plan, (2) under the 2000 Plan and
     (3) outside of the 2000 Plan or the 2005 Plan by resolution of the board of directors, in each case as set forth in the following table:

--------------------------------------------------------------------------------------------------------------
                     TYPE OF SHARES                           NUMBER OF   OFFERING PRICE    MAXIMUM AGGREGATE
                                                                SHARES     PER SHARE ($)    OFFERING PRICE ($)
--------------------------------------------------------------------------------------------------------------
Shares subject to an outstanding stock option issued          1,750,000         2.20            3,850,000
under the 2005 Plan
--------------------------------------------------------------------------------------------------------------
Shares subject to outstanding stock options issued
under the 2000 Plan                                             190,000         1.13              214,700
                                                                134,000         1.23              164,820
                                                                 20,000         1.48               29,600
                                                                120,000         1.60              192,000
                                                                175,000         1.80              315,000
                                                                100,000         2.35              235,000
--------------------------------------------------------------------------------------------------------------
Shares subject to outstanding special stock options             200,000         0.80              160,000
granted outside the 2000 Plan or the 2005 Plan                  239,000         2.95              705,050
--------------------------------------------------------------------------------------------------------------
                                                   TOTAL      2,928,000                         5,866,170
--------------------------------------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement on Form S-8 registers up to 7,590,245 shares of our common stock which may be issued pursuant to (1) our 2005 Equity Incentive Plan, which we refer to as the 2005 Plan, and (2) our Amended and Restated 2000 Stock Option Plan, which we refer to as the 2000 Plan, comprised of

     o up to 1,750,000 shares of our common stock which may be issued pursuant to an outstanding stock option under the 2005 Plan;

     o up to 250,000 shares of our common stock reserved for awards to be granted under the 2005 Plan;

     o up to 4,412,245 shares of our common stock which may be issued pursuant to the 2005 Plan and either (1) were available for issuance under the 2000 Plan as of the effective date of the 2005 Plan, or (2) are currently reserved for issuance upon the exercise of outstanding options awarded under the 2000 Plan, but only to the extent such options terminate without having been exercised; and

     o up to 739,000 shares of our common stock which may be issued pursuant to issued and outstanding options awarded under our 2000 Plan; provided, however, that if such options terminate without having been exercised, such shares may also be reserved for awards to be granted under the 2005 Plan.

     Our Board of Directors approved the 2005 Plan on June 16, 2005, and the 2005 Plan became effective on November 17, 2005, the effective date of stockholder approval of the 2005 Plan at our annual meeting of stockholders.

     Our Board of Directors approved the 2000 Plan on May 9, 2002, and the 2000 Plan became effective on May 28, 2002, the effective date of stockholder approval of the Plan at our annual meeting of stockholders. Our Board of Directors approved the amendment of the Plan to increase the number of our common stock shares issuable under the Plan by 2,000,000 shares on January 30, 2004, and our stockholders approved the amendment of the Plan on May 25, 2004, at our annual meeting of stockholders.

     This registration statement also registers up to 439,000 shares of our common stock which are currently reserved for issuance upon the exercise of outstanding options awarded as special stock options outside of the 2000 Plan or the 2005 Plan, which options were granted pursuant to resolutions of our Board of Directors.

     As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. Document(s) containing the information required by Part I of this registration statement will be sent or given to participants in the plans subject to this registration statement as specified by Rule 428(b)(1) under the Securities Act of 1933. Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act. Such document(s) and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by us with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:

     (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed on April 6, 2006;

     (b) Current Reports on Form 8-K filed on January 6, 2006 (amendment to report filed November 23, 2005), January 19, 2006, January 27, 2006, February 17, 2006, March 21, 2006, April 4, 2006 and April 11, 2006;
          and

     (c) The description of our Common Stock contained in our Registration Statement on Form 8-A filed on May 27, 2004 (File No. 001-32202), including any amendment or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this registration statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our articles of incorporation provide that we must indemnify our directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of our company. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

     (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

     (b)  unlawful distributions; or

     (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Our articles of incorporation also provide that the liability of our directors and officers for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Our bylaws provide that we will indemnify our officers and directors for expenses and liabilities, including counsel fees, reasonably incurred or imposed in connection with any proceeding to which he or she may be a party or in which he or she may become involved by reason of being or having been directors or officers of MicroIslet, Inc., except in such cases where the director or officer is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties. In the event of a settlement, the indemnification described herein will apply only when the our board of directors approves such settlement and reimbursement as being in our company's best interests.

We also maintain directors' and officers' liability insurance as permitted by our bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Index of Exhibits on page II-5.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution;

     PROVIDED, HOWEVER, that the registrant does not make the undertakings in paragraphs (1)(i) and (1)(ii) if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

     (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

     (3) File a post-effective amendment for any of the securities being registered which remain unsold at the termination of the offering.

     (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     o Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     o Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     o The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     o Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 25th day of April, 2006.

                               MICROISLET, INC.

                               By: /s/ James R. Gavin III
                                   ---------------------------------------------
                                   James R. Gavin III, M.D., Ph.D.
                                   Interim President and Chief Executive Officer (Principal Executive Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints James R. Gavin III, M.D., Ph.D, and Kevin A. Hainley, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned's capacity as a director of MicroIslet, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                Name                                       Title                                Date
------------------------------------------------------------------------------------------------------------
/s/ James R. Gavin III, M.D.              Interim President and Chief Executive            April 25, 2006
------------------------------------      Officer and Director (Principal Executive
James R. Gavin III, M.D., Ph.D.           Officer)

/s/ John. J. Hagenbuch                    Chairman and Director                            April 25, 2006
------------------------------------
John J. Hagenbuch

/s/ Myron A. Wick III                     Vice Chairman and Director                       April 25, 2006
------------------------------------
Myron A. Wick III

                         Director of Corporate Development and
------------------------------------      Director
John F. Steel IV

/s/ Kevin A. Hainley                      Interim Chief Financial Officer (Principal       April 25, 2006
------------------------------------      Financial and Accounting Officer)
Kevin A. Hainley

/s/ Robert W. Anderson, M.D.              Director                                         April 25, 2006
------------------------------------
Robert W. Anderson, M.D.

/s/ Bradley A. Geier                      Director                                         April 25, 2006
------------------------------------
Bradley A. Geier

/s/ Steven T. Frankel                     Director                                         April 25, 2006
------------------------------------
Steven T. Frankel

                Director
------------------------------------
Bertram E. Walls, M.D.

                                INDEX OF EXHIBITS

EXHIBIT
NUMBER                                                   DESCRIPTION OF DOCUMENT

4.1            Specimen Common Stock Certificate(1)

4.2 Amended and Restated MicroIslet, Inc. 2000 Stock Option Plan, as amended and restated on January 30, 2004 (2)

4.3            Form of Notice of Grant of Stock Option under 2000 Stock Option
               Plan(3)

4.4            Form of Special Stock Option (4)

4.5            2005 Equity Incentive Plan (5)

4.6 Form of Stock Option Grant Notice and Stock Option Agreement under 2005 Equity Incentive Plan (6)

4.7            Form of Stock Award Agreement under 2005 Equity Incentive Plan
               (7)

4.8 Stock Option Agreement under 2005 Equity Incentive Plan with James R. Gavin III, M.D., Ph.D. (8)

5.1            Opinion of Sheppard, Mullin, Richter & Hampton LLP*

23.1           Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
               Exhibit 5.1)

23.2 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1 Power of Attorney (included on the signature page to this registration statement)

-------------------

(1) Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2, Amendment No. 1, File No. 333-97059, filed on November 20, 2002.
(2) Incorporated by reference to Exhibit 10.1 to the Form 10-KSB filed on March 30, 2004.
(3) Incorporated by reference to Exhibit 10.2 to the Form 10-KSB filed on March 30, 2005.
(4) Incorporated by reference to Exhibit 99.2 to the Form S-8, File No. 333-109177, filed on September 26, 2003.
(5) Incorporated by reference to Exhibit 10.51 to the Post Effective Amendment No. 2 to Registration Statement on Form SB-2, File No. 333-116033, filed on November 23, 2005.
(6) Incorporated by reference to Exhibit 99.1 to the Form 8-K filed on January 19, 2006.
(7) Incorporated by reference to Exhibit 99.2 to the Form 8-K filed on January 19, 2006.
(8) Incorporated by reference to Exhibit 10.52 to the Form 10-KSB filed on April 6, 2006.

*    Filed herewith.